UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 11, 2010	June 9, 2010
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01              Entry into a Definitive Material Agreement

Item 3.02              Unregistered Sales of Equity Securities

On June 9, 2010 the Company entered into subscription agreements with each of nineteen (19) accredited investors, including one investor who is also a director of the Company. Under these subscription agreements the Company issued an aggregate of 7,142,864 shares of common stock and five-year warrants to purchase 3,571,432 shares of common stock, in consideration of an aggregate of $1,000,000 [including $216,000 paid by the conversion of $216,000 in outstanding indebtedness of the Company to the investors ($116,000 of which was converted by the director)]. One-half of the warrants are exercisable at $0.175 per share (which is equal to 125% of the $.14 per share offering price of the common stock) and the balance of the warrants are exercisable at $0.21 per share (which is equal to 150% of the $.14 per share offering price of the common stock).

The Company paid Aegis Capital Corp., for its services as placement agent, an 8% commission, a 2% finance fee and a 2% non-accountable expense allowance, in the aggregate amount of $120,000. In addition, we issued the placement agent five-year warrants to purchase 714,287 shares of common stock, exercisable at $0.175 per share (which is equal to 125% of the $.14 per share offering price of the common stock).

The proceeds of these sales will be used primarily for general corporate purposes. The Form of Subscription Agreement and the Form of Common Stock Purchase Warrant issued in this transaction are filed as Exhibits 99.1 and 99.2 to this report.

Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities Exchange Commission on May 24, 2010).
99.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities Exchange Commission on May 24, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
June 11, 2010	as President, Chief Operating Officer and Acting Chief Financial Officer